[COMMERCE LOGO OMITTED]


                                    CONTACTS


     Vernon W. Hill, II                          C. Edward Jordan, Jr.
  Chairman and President                        Executive Vice President

                                 (856) 751-9000


                      COMMERCE BANCORP NET INCOME UP 46% --
                            DEPOSITS UP $6.3 BILLION
                            ------------------------

         July 13, 2004 -- Cherry Hill, New Jersey -- Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record earnings and increased deposits, assets and loans for the second quarter of 2004, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

================================================================================
                       SECOND QUARTER FINANCIAL HIGHLIGHTS
                                  June 30, 2004
                                                                           %
                                                                       Increase

   *  Total Assets:                                  $ 26.7   Billion     35%

   *  Total Deposits:                                $ 24.1   Billion     35%

   *  Total (Net) Loans:                             $  8.2   Billion     31%


   *  Total Revenues:                                $337.0   Million     28%

   *  Net Income:                                    $ 66.2   Million     46%

   *  Net Income Per Share:                          $  .79               25%

================================================================================

Chairman's Statement

         Vernon W. Hill, II, Chairman, commenting on the Company's financial results said, " the unique Commerce business model continues to produce strong top-line revenue growth. Strong deposit growth and positive operating leverage produced another record quarter of performance." Financial highlights were:

o    Net income increased 46% for the second quarter of 2004 to $66.2 million.

o    Earnings per share rose 25% for the second quarter, despite the addition of
     5.0 million shares from our secondary offering in September 2003, and 3.8 million shares assuming conversion of our Trust Capital Securities.
     Assuming conversion of our Trust Capital Securities reduced earnings per share by $.01 for the second quarter.

o    Revenue growth of 28% exceeded expense growth of 21%.

o The net interest margin for the second quarter decreased 10 basis points from the first quarter to 4.29%. The decrease was caused primarily by a decrease in yield in the investment portfolio related to the spike in mortgage-backed security prepayments experienced in the second quarter. The Company projects the net interest margin will expand in the third and fourth quarters of 2004, and should meet or exceed the 4.39% margin from the first quarter.

o Core deposits grew 36% for the prior 12 months, including $1.4 billion in growth during the second quarter of 2004 and $3.3 billion for the first six months of 2004.

o Average total deposits grew 10% on a linked quarter basis and 41% year over year.

o Annualized deposit growth per branch was $26 million, and comparable store deposits grew 25%.

o The Company opened 11 new offices in the second quarter, increasing our total to 289, in the following areas:

                   Metropolitan New York                  10
                   Metropolitan Philadelphia               1
                                                        ------
                                                          11

o The company expects to meet or exceed the current First Call E.P.S. consensus projections of $.83 for the third quarter and $3.22 for 2004.

Regional Deposit Growth
-----------------------

                             # of                                      $            %          Annualized
                           Offices        6/30/04       6/30/03     Increase      Increase     Growth/Branch
                           -------        -------       -------     --------      --------     -------------
                                                         (dollars in millions)
Northern New Jersey           106          $8,254        $6,406       $1,848          29%         $22

New York City                  31           2,534         1,001        1,533         153           71

Long Island/NY State           18           1,594           585        1,009         172           68
                              ---         -------       -------       ------          --          ---

Metro New York                155         $12,382        $7,992       $4,390          55%         $37

Metro Philadelphia            134         $11,680         9,795        1,885          19           14
                              ---         -------       -------       ------          --          ---

         Total                289         $24,062       $17,787       $6,275          35%         $26

Income Statement
----------------
                                      Three Months Ended                           Six Months Ended
                                        June 30, 2004                               June 30, 2004
                           ------------------------------------------------------------------------------------
                             2004          2003        % Increase           2004         2003       % Increase
                           ------------------------------------------------------------------------------------
                                          (dollars in thousands, except per share data)
Total Revenues:               $337,024       $262,674       28%         $653,468       $506,069         29%

Total Expenses:                226,255        187,678       21           438,505        359,799         22

Net Income:                     66,235         45,317       46           128,210         88,207         45

Net Income Per Share:             $.79           $.63       25%            $1.54          $1.23         25%


Balance Sheet
                                                                                             Linked Quarter
                                                                                             --------------
                            6/30/04        6/30/03     % Change          3/31/04        $ Increase     % Increase
                           ------------------------------------------------------------------------------------
                                                      (dollars in millions)
Total Assets:                  $26,739          $19,837      35%             $24,955          $1,783        7%

Total Loans (Net):               8,206            6,279      31                7,671             535        7

Core Deposits:                  23,109           17,002      36               21,706           1,402        6

Total Deposits:                 24,062           17,787      35               22,883           1,179        5

Shareholder Returns
-------------------
                                      June 30, 2004
                                      -------------
                          Commerce                      S & P Index
                          --------                      -----------
         1 year               +50%                          19%
         5 years              +24%                          -2%
        10 years              +28%                          12%

Growth Targets
--------------

         Due to our continued strong growth trends, we offer the following growth targets:

                                                                              Last 5-Year              Actual %
                                                          Growth Targets        Growth %          Second Quarter 2004
                                                          --------------        --------          --------------------
                  Total Deposits:                              25%                 39%                   35%

                  Comp Store Deposits:                         18                  23%                   25

                  Total Revenue:                               25                  33%                   28

                  Net Income:                                  25                  34%                   46

                  Earnings Per Share:                          20                  26%                   25

Total Deposits
--------------

         The Company's dramatic deposit growth continues with total deposits at June 30, 2004 of $24.1 billion, a $6.3 billion increase or 35% over total deposits of $17.8 billion a year ago, including $1.2 billion of growth in the second quarter.

                                               6/30/04         6/30/03      $ Increase     %Increase
                                               -------         -------      ----------     ---------
                                                               (dollars in millions)
                  Core Deposits                $23,109          $17,002         $6,106          36%

                  Total Deposits                24,062           17,787          6,275          35%

Core Deposits
-------------

         Core deposit growth by type of account is as follows:

                                                                                 2nd Quarter
                                                                                   Cost of         Annual
                                               6/30/04            6/30/03          Funds         Growth %
                                               -------            -------          -----         --------
                                                                     (dollars in millions)

         Demand                                  $5,623             $4,185            .00%              34%
         Interest Bearing Demand                  9,632              6,616            .78               46
         Savings                                  5,387              3,787            .73               42
         Time                                     2,467              2,414           1.82                2
                                                -------            -------            ---               --

              Total Core Deposits:              $23,109            $17,002            .70%              36%

         Core deposit growth by type of customer is as follows:

                                                                                 Annual       Comp Store
                      6/30/04         % Total      6/30/03        % Total       Growth %       Growth %
                      -------         -------      -------        -------       --------       --------
                                                      (dollars in millions)
Consumer               $11,065          48%          $8,619             51%         28%           17%

Commercial               8,402          36            6,157             36          36            25

Government               3,642          16            2,226             13          64            53
                       -------         ---          -------            ---          --            --
         Total         $23,109         100%         $17,002            100%         36%           25%

         Core deposits, excluding government deposits, grew $4.7 billion or 32% over the year ago period.

Comparable Store Deposit Growth
-------------------------------

         Comparable store deposit growth is measured as the year over year percentage increase in core deposits for branches open two years or more at the balance sheet date. Comparable store deposit growth by market served is as follows:

                                                   # of              Comp Store
                                                 Stores                Increase

         Metro Philadelphia                        110                     20%
         Northern New Jersey                        76                     23
         New York City                               6                     59
         Long Island/NY State                        4                    146
                                                   ---                    ---
         Total                                     196                     25%


Net Income and Earnings Per Share
---------------------------------

         Net income totaled $66.2 million for the second quarter of 2004, up $20.9 million or 46% over net income of $45.3 million for the second quarter of 2003.

         On a diluted per share basis, net income for the second quarter was $.79 compared to $.63 for the second quarter of 2003, a 25% increase.

                                        Three Months Ended                             Six Months Ended
                                        ------------------                             ----------------
                                     6/30/04      6/30/03     % Increase           6/30/04       6/30/03     % Increase
                                     -------      -------     ----------           -------       -------     ----------
                                                   (dollars in thousands, except per share data)
              Net Income              $66,235      $45,317       46%              $128,210       $88,207         45%
              Earnings Per Share        $.79        $.63         25%                 $1.54         $1.23         25%

         For the first six month of 2004, net income totaled $128.2 million, up $40.0 million or 45% over net income of $88.2 million for the first six months of 2004.

         On a diluted per share basis, net income for the first six months of 2004 was $1.54 compared to $1.23 for the first six months of 2003, a 25% increase.


Total Revenues
--------------

                                        Three Months Ended                               Six  Months Ended
                                        ------------------                               -----------------
                               6/30/04       6/30/03      % Increase              6/30/04        6/30/03    % Increase
                               -------       -------      ----------              -------        ------     ----------
                                                   (dollars in thousands, except per share data)
   Total Revenues            $337,024      $262,674           28%                 $653,468        $506,069         29%
   Revenue Per Share           $16.35        $14.57           12%                   $15.92          $14.07         13%

Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the second quarter totaled $244.7 million, a 36% increase over the $179.3 million recorded a year ago. For the first six months of 2004 the Company recorded net interest income of $475.0 million, a 37% increase over the $346.6 million earned in the second quarter of 2003. The increase in net interest income in both the quarter and first six months was due to the volume increases in interest earning assets resulting from the Company's strong, low-cost core deposit growth.

         The net interest margin for the second quarter of 2004 was 4.29% down 10 basis points from the 4.39% margin for the first quarter of 2004. The decrease in the margin was attributed primarily to a decrease in the yield on the investment portfolio of 10 basis points, which was caused by the spike in mortgaged-backed security prepayments experienced in the second quarter.

         The Company projects the net interest margin will expand in the third and fourth quarters of 2004, and should meet or exceed the 4.39% margin from the first quarter.

         On a tax equivalent basis the Company recorded $249.2 million in net interest income in the second quarter of 2004, an increase of $65.9 million or 36% over the second quarter of 2003. Net interest income on a tax equivalent basis of $483.6 million was earned in the first six months of 2004, an increase of $129.2 million or 36% over the first six months of 2003.


Net Interest Income and Rate/Volume Analysis
--------------------------------------------

         As shown below, the increase in net interest income was due to volume increases in the Company's earning assets, which were fueled by the Company's rapid growth of low-cost core deposits.

                                                  Net Interest Income
                                ------------------------------------------------------
    Quarter Ended                Volume          Rate           Total            %
      June 30                   Increase        Change         Increase       Increase
      -------                   --------        ------         ---------      --------
                                                (dollars in thousands)
      2004 vs. 2003                $72,797        ($6,873)        $65,924          36%

      First Six Months            $142,325       ($13,124)       $129,201          36%

Non-Interest Income
-------------------

         Non-interest income for the second quarter of 2004 increased to $92.3 million from $83.4 million a year ago, an 11% increase. On a linked quarter basis, non-interest income increased 7%, primarily due to increased deposit charges and service fees.


         The growth in non-interest income for the second quarter and the first six months is more fully depicted below:

                                               Three Months Ended                         Six Months Ended
                                               ------------------                         ----------------
                                         6/30/04     6/30/03    % Increase          6/30/04      6/30/03    % Increase
                                         -------     -------    ----------           ------      -------    ----------
                                                                 (dollars in thousands)
    Deposit Charges & Service Fees         $52,717     $38,765         36%            $98,198      $73,607       33%

    Other Operating Income:

       Insurance                            18,570      17,190          8              36,906       33,245       11

       Capital Markets                       6,622       9,695        (32)             16,349       19,698      (17)

       Loan Brokerage Fees                   3,725       7,545        (51)              6,778       15,468      (56)

       Other                                10,006       8,958         12              19,217       16,337       18
                                        --------------------------------------------------------------------------------

         Total Other                       $38,923     $43,388        (10)            $79,250      $84,748       (6)

    Net Investment Securities Gains            635       1,217        (48)              1,059        1,081       (2)
                                        --------------------------------------------------------------------------------

    Total Non-Interest Income              $92,275     $83,370         11%           $178,507     $159,436       12%


Commerce Insurance Services
---------------------------

         Total revenues for the Company's insurance division were $18.6 million for the second quarter of 2004 compared to $17.2 million for the second quarter of 2003, an 8% increase. Total revenues for the first six months of 2004 were $36.9 million an 11% increase over the $33.2 million for the 2003 period.


Commerce Capital Markets
------------------------

         Total revenues for the Company's capital markets division were $6.6 million for the second quarter of 2004 compared to $9.7 million for the second quarter of 2003, a 32% decrease. Total revenues for the first six months of 2004 were $16.3 million a 17% decrease from the $19.7 million for the 2003 period. The decrease in revenue in the second quarter was related primarily to volatility in interest rates and the resulting impact on the trading and sales function.


Non- Interest Expenses
----------------------

         Non-interest expenses for the second quarter of 2004 were $226.3 million, up 21% from $187.7 million a year ago.

         The Company continued to experience positive operating leverage in the second quarter, as revenue growth of 28% exceeded non-interest expense growth of 21%. One important factor influencing the growth in non-interest expenses is that the Company absorbed significant start-up expenses related to the New York City and Long Island markets in prior years. As a result, the impact of the growth in non-interest expenses in these markets is declining in 2004.

Lending
-------

         Loans increased 31% to $8.3 billion, from the second quarter of 2003, and the growth was widespread throughout all loan categories.

         The Company's primary strength is in building customer relationships and growing market share in deposits, loans, and related services. Consumer and small business loan growth is directly related to the Company's significant increase in branch locations, market expansion and added lending personnel.


         Geographically, loan growth has occurred in the following markets:

                                                              Portfolio Geographical Growth
                                                              -----------------------------
                                            6/30/04           6/30/03           Growth Rate      % of Total Growth
                                            -------           -------           -----------      -----------------
                                                                     (dollars in millions)
         Metro Philadelphia                   $5,352            $4,177               28%                60%
         Northern New Jersey                   2,180             1,954               12                 12
         New York/Long Island                    798               248              222                 28
                                              ------            ------              ---                ---

                  Total:                      $8,330            $6,379               31%               100%


                                                                Loan Composition
                                                                ----------------
                                   6/30/04       % of Total       6/30/03       % of Total     $ Increase     %Increase
                                   -------       ----------       -------       ----------     ----------     ---------
                                                                (dollars in thousands)

Commercial                            $2,158         26%             $1,686        27%                $472         28%
Owner-Occupied                         1,805         22%              1,486         23%                319         21%
                                      ------         --              ------         --                ----         --
Total Commercial                      $3,963         48%             $3,172         50%               $791         25%

Consumer                               2,885         34%              2,111         33%                774         37%
Commercial Real Estate                 1,482         18%              1,096         17%                387         35%
                                      ------         --              ------         --                ----
     Gross Loans                      $8,330        100%             $6,379        100%             $1,951
     Less: Reserves                     (124)                          (100)                           (24)
                                      ------                         ------                         ------
     Net Loans                        $8,206                         $6,279                         $1,927         31%


Asset Quality
-------------

                                                                                   Quarter Ended
                                                                                   -------------
                                                              6/30/04            3/31/04         12/31/03     6/30/03
                                                              -------            -------         --------     -------
         Non-Performing Assets/Assets                            .11%              .13%            .11%         .12%

         Net Loan Charge-Offs                                    .17%              .22%            .13%         .15%

         Loan Loss Reserve/ Gross Loans                         1.50%             1.51%           1.51%        1.56%

         Non-Performing Loan Coverage                            419%              385%            515%         441%

         Non-Performing Assets/Capital                             2%                2%              2%           2%
              and Reserves

         Non-performing assets and loans past due 90 days at June 30, 2004 totaled $30.7 million or .11% of total assets, versus $24.5 million, or .12% of total assets a year ago.


Investments

         At June 30, 2004, total investments increased to $15.9 billion. The available for sale and held to maturity portfolios totaled $12.1 billion and $3.8 billion, respectively.

         The portfolio is comprised primarily of high quality U.S. Government agency and mortgage-backed obligations. With the increase in long-term interest rates during the second quarter, the duration of the total portfolio increased to 4.20 years at June 30, 2004 from 2.74 years at March 31, 2004. The yield on the total portfolio was 4.79% at June 30, 2004.

         Detailed   below  is   information   regarding  the   composition   and
characteristics  of  the  Company's  investment  portfolio,   excluding  trading
securities, as of June 30, 2004.

                                                                     Average      Average      Average       Average
Product Description                                  Amount           Yield      Book Price     Duration       Life
-------------------                                  ------           -----      ----------     --------       ----
                                                   (in millions)                                    (in years)
Mortgage-backed Securities:
Federal Agencies Pass Through
Certificates (AAA Rated)                                 $4,349        4.88%        $101.17       4.39         5.58

     Collateralized Mortgage
         Obligations (AAA Rated)                         10,226        4.85          100.84       4.04         4.97

Obligations of State and
         Political Subdivisions/Other                     1,328        4.01          100.24       4.79         5.56
                                                        -------        ----         -------       ----         ----

                      Total                             $15,903        4.79%        $100.88       4.20         5.19

         The  after-tax   depreciation  in  the  Company's  available  for  sale
portfolio was $(122.0) million at June 30, 2004.

Linked Quarter Comparison
-------------------------

         A comparison of financial results for the quarter ended June 30, 2004 to the previous quarter ended March 31, 2004 is as follows: (dollars in thousands, except per share data)

                                                       Three Months Ended                              Linked Quarter
                                                       ------------------
                                                     6/30/04            3/31/04         $ Increase        % Increase
                                                     -------            -------         ----------        ----------
Total Assets                                        $26,738,671        $24,955,251        $1,783,420          7%
Total Loans (Net)                                     8,205,768          7,670,810           534,958          7%
Core Deposits                                        23,108,553         21,706,134         1,402,419          6%
Total Deposits                                       24,061,748         22,882,678         1,179,070          5%
Total Revenues                                          337,024            316,444            20,580          7%
     Net Interest Income                                244,749            230,212            14,537          6%
     Non-Interest Income                                 92,275             86,232             6,043          7%
Non-Interest Expense                                    226,255            212,250            14,005          7%
Net Income                                               66,235             61,975             4,260          7%
Net Income Per Share                                       $.79               $.75              $.04          5%

Capital Resources
-----------------

         Stockholders' equity at June 30, 2004 increased to $1.3 billion, a $317.6 million increase, or 31% over stockholders' equity of $1.0 billion at June 30, 2003.

         As of April 1, 2004 each of the outstanding Convertible Trust Capital Securities became convertible into 0.9478 shares of the Company's common stock.

         Return on average stockholders' equity (ROE) for the second quarter and six months ending June 30, 2004 is shown in the table below:

                                                   Return On Equity
                                                   ----------------
                             Three  Months Ended                Six  Months Ended
                             -------------------                -----------------
                         6/30/04        6/30/03                   6/30/04           6/30/03
                         -------        -------                   -------           -------
                          19.86%         17.91%                     18.87%           17.92%



         The Company's capital ratios at June 30, 2004 were as follows:

                                                                                        Regulatory Guidelines
                                                              Commerce                      "Well Capitalized"
                                                              --------                      ------------------
             Leverage Ratio                                       6.11%                           5.00%
             Tier I                                              12.47%                           6.00%
             Total Capital                                       13.42%                          10.00%


Retail Activities
-----------------

         "America's Most Convenient Bank" continued its unique retail focus by offering the best in community branch banking and on-line banking. The Company's continued deposit growth consists of growth in "same-store" (existing branch) sales and increased deposits from newly opened branches.

          o    "Same Store Sales"
               ------------------

               "Same-store core deposit growth" at June 30, 2004 was 25% compared to the same period a year ago.

          o    New Branch Offices
               ------------------

               During the second quarter of 2004, the Company opened 11 new branch offices, increasing the total offices opened to 289. During the last three years, the Company has opened 130 of its 289 branches.


               Branches opened during the second quarter were as follows:


               Metropolitan New York
               ---------------------

                           Location                               County
                           --------                               ------
                           Metuchen/Downtown                 Middlesex (NJ)
                           Forest Hills/Queens Blvd.         Queens (NY)
                           Auburndale                        Queens (NY)
                           East Brunswick                    Middlesex (NJ)
                           Livingston                        Essex (NJ)
                           Glen Rock                         Bergen (NJ)
                           New Hyde Park                     Nassau (NY)
                           Harlem                            Manhattan (NY)
                           Victory Blvd.                     Staten Island (NY)
                           Brick                             Ocean (NJ)


               Metropolitan Philadelphia
               -------------------------

                           Location                                County
                           --------                                ------
                           Skippack                           Montgomery (PA)


          o    Commerce Online
               ---------------

               Commerce continued its leading role in on-line banking by increasing its penetration rate to 39.3%, which is one of the highest in America.

Forward-Looking Statements
--------------------------

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.



















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